Exhibit 99.1
PhaseBio Plans for Near-Term Sale Using Structured Process Through Chapter 11 of U.S. Bankruptcy Code

Bidding Process and Auction Projected to Conclude December 2022

Malvern, PA and San Diego, CA, October 24, 2022 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular diseases, today announced that it has elected to file a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. As part of the case, PhaseBio also intends to file a motion seeking authorization to pursue an auction and sale process under Section 363 of the U.S. Bankruptcy Code. The proposed bidding procedures, if approved by the court, would require interested parties to submit binding offers to acquire PhaseBio’s bentracimab program assets, which would be purchased free and clear of liens and interests.

In anticipation of this sales process, PhaseBio has entered into a confidential non-binding agreement with a large pharmaceutical company with decades of experience in the areas of research, development, production, and commercialization of novel and advanced therapies and other medicines, including in the hospital and critical care space in the United States and the rest of the world. In connection with a definitive asset purchase agreement for bentracimab (the “Purchase Agreement”) anticipated to be executed as soon as possible, this company would be designated as the stalking horse bidder and would (a) pay PhaseBio cash in the amount of $40 million (the “Upfront Payment”); (b) pay PhaseBio cash in the total amount of $60 million upon the achievement of certain regulatory milestones with respect to bentracimab; (c) satisfy cure amounts in connection with the assumption and assignment of designated executory contracts and leases; (d) assume any agreed-upon liabilities; and (e) provide cash consideration to be paid upon PhaseBio’s entry into and due performance under a transition services agreement. This company would also provide a $4 million deposit into escrow and, if approved as the stalking horse bidder, would be entitled to a break-up fee of $2 million and reimbursement of expenses of up to $750,000, to be paid from the proceeds of a sale to an alternative purchaser.

"The Board and management team have thoroughly assessed all of our strategic options and believe that this structured process represents the best possible solution for PhaseBio, taking into account our financial needs and the challenges we have encountered while trying to negotiate a path forward with SFJ Pharmaceuticals," said Jonathan Mow, Chief Executive Officer of PhaseBio. “Since early 2022, we have been engaged in a strategic process to help identify potential third parties interested in advancing the bentracimab program, through which we received several compelling offers for the licensing and/or acquisition of certain commercial rights to bentracimab. Each offer, however, would have required SFJ to waive or revisit certain terms of their co-development agreement, which they were unwilling to do.”

Mow continued, “Faced with few other alternatives, we proceeded in good faith with SFJ to negotiate a program transfer to SFJ that we would present to stockholders for their review and approval. We progressed to the point where we believed that the signing of a transaction in late September 2022 was imminent and were certainly disappointed by SFJ’s decision to abruptly walk away from a deal that they had proposed. We now believe that the sales process envisioned by the Chapter 11 restructuring process is the best way to maximize value for all of our stakeholders and give us the best opportunity to get bentracimab to market to benefit patients in need.”

PhaseBio has filed a series of motions with the court seeking to ensure the continuation of normal operations during this process. For this process, PhaseBio has the support of JMB Capital Partners, that has made a financing commitment of $15 million. PhaseBio believes that its commitment from JMB provides it with sufficient liquidity to conduct its business in an uninterrupted manner, fund its Chapter 11 proceedings, including the sale of its assets, and to continue to meet its operational and financial obligations.

Additional information about this process and proposed asset sale, as well as other documents related to the restructuring and reorganization proceedings, is available through PhaseBio’s claims agent Omni Agent Solutions, at https://omniagentsolutions.com/PhaseBio.

PhaseBio’s legal counsels are Cooley LLP and Richards, Layton & Finger, PA, and its investment bankers and financial advisors are Miller Buckfire, a Stifel company, and SierraConstellation Partners LLC.

The petition was filed in United States Bankruptcy Court for the District of Delaware, Case No. 22-10995.

Bentracimab is currently being evaluated in the REVERSE-IT study, a global Phase 3, multi-center, open-label, prospective single-arm trial designed to study bentracimab’s reversal of the antiplatelet effects of ticagrelor in patients who present with uncontrolled major or life-threatening bleeding or who require urgent surgery or invasive procedure. Approximately 200 patients are being targeted for enrollment in the REVERSE-IT study at major health centers worldwide. Patients with reported use of ticagrelor within the prior three days who require urgent ticagrelor reversal are eligible for enrollment. In a prespecified interim analysis of 150 enrolled patients (142 of whom enrolled required urgent surgery or an invasive procedure and eight of whom enrolled with uncontrolled major or life-threatening bleeding), bentracimab achieved the primary endpoint of the REVERSE-IT trial by immediately and sustainably reversing the antiplatelet effects of ticagrelor Bentracimab has previously been studied in completed Phase 1 and Phase 2 clinical trials and has demonstrated the potential to bring life-saving therapeutic benefit through immediate and sustained reversal of the antiplatelet activity of ticagrelor, potentially mitigating concerns regarding bleeding risks associated with the use of this antiplatelet drug.

About PhaseBio
PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for cardiovascular diseases. The Company’s pipeline includes: bentracimab (PB2452), a novel reversal agent for the antiplatelet therapy ticagrelor; and PB6440, an oral agent for the treatment of resistant hypertension. PhaseBio’s proprietary elastin-like polypeptide technology platform enables the development of therapies with potential for less-frequent dosing and improved pharmacokinetics, and drives both internal and partnership drug-development opportunities.

PhaseBio is located in Malvern, PA, and San Diego, CA. For more information, please visit www.phasebio.com, and follow us on Twitter @PhaseBio and LinkedIn.

Cautionary Statements Regarding PhaseBio’s Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements in this press release include, but are not limited to, statements concerning or implying PhaseBio’s plans to sell its bentracimab program assets pursuant to Chapter 11 of the U.S. Bankruptcy Code; the expected timing and terms of any agreement with the potential stalking horse bidder; PhaseBio’s intention to continue operations during the Chapter 11 proceedings; PhaseBio’s ability to conduct its business in an uninterrupted manner during the Chapter 11 proceedings; PhaseBio’s belief that the sale process will be in the best interest of PhaseBio and its stakeholders; and other statements regarding PhaseBio’s strategy and future operations, performance and prospects among others. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties related to: the risks associated with the potential adverse impact of the Chapter 11 filings on PhaseBio’s liquidity and results of operations; changes in PhaseBio’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and the proposed auction and asset sale; the effect of the Chapter 11 filings and proposed asset sale on PhaseBio’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale; uncertainty regarding obtaining bankruptcy court approval of a sale of PhaseBio’s assets or other conditions to the proposed asset sale; and the timing or amount of any distributions, if any, to PhaseBio’s stakeholders, as well as risks associated with pharmaceutical development and being a pharmaceutical company generally. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Additional risks regarding PhaseBio’s business are described in detail in PhaseBio’s Securities and Exchange Commission filings, including in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

Investor Contact:
John Sharp
PhaseBio Pharmaceuticals, Inc.
Chief Financial Officer
(610) 981-6506
john.sharp@phasebio.com

Media Contact:
Will Zasadny
Canale Communications, Inc.
(619) 961-8848
will.zasadny@canalecomm.com